SEPARATION AGREEMENT AND GENERAL RELEASE This Separation Agreement and General Release (hereinafter also referred to as the “Agreement”) confirms the following understandings and agreements between Ovid Therapeutics Inc. (the “Company”) and Jeffrey Rona (hereinafter referred to as “you” or “your”). You and the Company are parties to an Executive Employment Agreement, dated September 30, 2020, as amended on June 2, 2021 (collectively, the “Employment Agreement”), which provides for certain severance benefits upon a qualifying termination of employment. This Agreement is entered into in connection with the termination of your employment and sets forth the severance benefits to which you are entitled under the Employment Agreement, subject to your execution and non-revocation of this Agreement. 1. (a) You are hereby being notified that your employment by the Company will be terminated effective July 6, 2026 (the “Separation Date”) unless you earlier resign or are earlier terminated for cause. You shall be paid your salary through the Separation Date. (b) Your health coverage under the Company’s group health plan will terminate on July 31, 2026. Thereafter, you will be provided an opportunity to continue coverage for yourself and qualifying dependents under the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Specific information on COBRA will be forwarded to you separately. You agree to complete necessary paperwork as requested by Company and/or ADP to facilitate the continuation of coverage. (c) Except as otherwise specifically set forth in this Agreement, after the Separation Date you shall no longer be entitled to any further compensation or any monies from the Company or any of its affiliates or to receive any of the benefits made available to you during your employment at the Company. You acknowledge and agree that the Company has paid to you all of your wages and that the Company owes you no other wages, commissions, bonuses, payments for services rendered, pay for vacation or other paid time off, employee benefits, or other compensation or payments of any kind or nature, other than as provided in this Agreement. (d) Notwithstanding any other provision of this Agreement, you will retain any rights that you have to vested benefits under the Company’s 401(k) Plan, subject to the terms and conditions of such plan. (e) During the term of the Consulting Agreement, effective as of the Separation Date, you shall be considered to be in “Continuous Service” for the purposes of any outstanding equity awards granted to you under the Company’s 2017 Equity Incentive Plan or any successor plan thereto (the “Equity Plan”), all of which shall continue to vest pursuant to their terms. Following the termination of the Consulting Agreement, (i) all vesting of such awards shall cease as of the termination date; (ii) any outstanding stock options that are vested as of the termination date shall remain exercisable for the period set forth in the applicable award agreement and the Equity Plan, after which they shall expire; and (iii) any unvested equity awards shall be forfeited as of the termination date without consideration. Notwithstanding the foregoing, nothing herein shall affect or modify any accelerated vesting rights to which you may be entitled under the terms of the Employment Agreement in connection with a Change in Control Termination (as defined in

2 the Employment Agreement). You acknowledge and agree that, except as expressly set forth in this paragraph, you have no further rights with respect to any equity awards granted to you by the Company. 2. Provided you sign this Agreement on or within twenty-one (21) days of receiving it (but in no case earlier than the Separation Date), comply with its terms, and do not revoke it (pursuant to paragraph 11 below), the Company agrees to provide you with the following payments and benefits pursuant to the Employment Agreement: (a) The Company will pay you the gross amount of $526,000.00 less all applicable withholding taxes and deductions, representing twelve (12) months of severance pay at your annual salary of $526,000.00, as provided under the Employment Agreement. This amount shall be paid to you in equal installments in accordance with the Company’s normal payroll practices and will commence in the payroll period following the Effective Date of this Agreement (as defined in paragraph 12 below). In the event you owe the Company any monies, you authorize the Company to offset any such amount from the payments set forth in this paragraph. (b) The Company will pay you an additional gross amount of $105,200.00, less all applicable withholding taxes and deductions, representative of a 50% pro rata amount of your Target Performance Bonus for 2026. This amount shall be paid to you in accordance with the Company’s normal payroll practices in a lump sum on the first regularly scheduled payroll period following the Effective Date of this Agreement. (c) You will be reimbursed for the premiums due for COBRA continuation for the twelve (12) months following the Separation Date. To accomplish this, the Company will pay this amount such that the net amount that you receive after the deduction of income taxes and withholdings constitutes the full cost of the COBRA coverage. This amount will be paid to you in equal installments in accordance with the Company’s normal payroll practices and will commence in the payroll period following the Effective Date of this Agreement. (d) The Company will pay for up to six (6) months of outplacement services with an outplacement provider, which the Company will arrange on your behalf, unless you earlier accept other full-time employment. 3. (a) As used in this Agreement, the term “claims” shall include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, attorneys’ fees, accounts, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise. (b) For and in consideration of the payments and benefits described in paragraph 2 above, and other good and valuable consideration, you, for and on behalf of yourself and your heirs, administrators, executors, and assigns, effective the date hereof, do fully and forever release, remise and discharge the Company and its direct and indirect parents, subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees and agents and ADP (collectively, the “Group”) from any and all claims which you had, may have had, or now have against the Company or any other member of the Group, for or by reason of any matter, cause or thing whatsoever, including any claim arising out of or attributable to your

3 employment or the termination of your employment with the Company, including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, gender, gender identity or sexual orientation. This release of claims includes, but is not limited to, all claims arising under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Lilly Ledbetter Fair Pay Act, the Family and Medical Leave Act, the Families First Coronavirus Response Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and any claim based on veteran status, the Colorado Anti-Discrimination Act, the Colorado Equal Pay for Equal Work Act, the Colorado Wage Claim Act, the Colorado Labor Peace Act, the Colorado Healthy Families and Workplaces Act, the Colorado FMLA, the Colorado Whistleblower Act, the Colorado Civil Rights Act, the New York State Human Rights Law, the New York City Human Rights Law, the New York Labor Law, the New York Equal Pay Law, the New York Paid Family Leave Law, the New York WARN Act, the New York Civil Rights Law, the New York State Worker Adjustment and Retraining Notification Act, and all other federal, state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees. (c) You specifically understand that this Agreement, and the release contained herein, waives all claims and rights you might have under the Age Discrimination in Employment Act (“ADEA”). (d) You represent that you have not filed or permitted to be filed against the Group, individually or collectively, any charges, complaints or lawsuits and you covenant and agree that you will not file or permit to be filed any lawsuits at any time hereafter with respect to the subject matter of this Agreement and claims released pursuant to this Agreement (including, without limitation, any claims relating to the termination of your employment), except as may be necessary to enforce this Agreement or to seek a determination of the validity of the waiver of your rights under the ADEA. Nothing in this Agreement shall be construed to prohibit you from filing a charge or complaint with, or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or any other federal, state or local agency. Notwithstanding the foregoing, you agree to waive your right to recover monetary damages in any charge, complaint, or lawsuit filed by you or by anyone else on your behalf based on claims released in this Agreement. Except as otherwise provided in this paragraph, you will not voluntarily participate in any judicial proceeding of any nature or description against any member of the Group that in any way involves the allegations and facts that you could have raised against any member of the Group as of the date hereof. 4. You are specifically agreeing to the terms of this Agreement because the Company has agreed to provide you with the payments and benefits set forth herein pursuant to the Employment Agreement and as other good and valuable consideration. The Company has agreed to provide these benefits because of your agreement to accept them in full settlement of all possible claims you might have or ever had against any member of the Group, and because of your execution of this Agreement.

4 5. Upon termination of your employment, or at any other time requested by the Company, you agree to return to the Company all Company property, including without limitation, mailing lists, reports, files, memoranda, records, computer hardware, software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which you received or prepared or helped prepare in connection with your employment with the Company, and that you will not retain any copies, duplicates, reproductions or excerpts thereof. 6. You agree that in the course of your employment with the Company you have had access to and acquired Confidential Information. The term “Confidential Information” as used in this Agreement means (a) confidential information of the Company, including without limitation, information received from third parties under confidential conditions, and (b) other technical, business or financial information or trade secrets or proprietary information (including, but not limited to, account records, confidential plans for the creation or disposition of products, product development plans, marketing strategies and financial data and plans), the use or disclosure of which would be contrary to the interests of the Company or any other member of the Group. You understand and agree that such Confidential Information has been disclosed to you in confidence and for the use of only the Company. You understand and agree that (i) you will keep such Confidential Information confidential at all times after your employment with the Company, and (ii) you will not make use of Confidential Information on your own behalf, or on behalf of any third party, unless required to do so under compulsion of law. Notwithstanding the above, you will be immune from liability under state and federal trade secret laws if you disclose confidential information rising to the level of a trade secret (x) in confidence to a government official or attorney for the purpose of reporting or investigating a suspected violation of law; (y) in a complaint or other document filed in a lawsuit or other proceeding, as long as such filing is made under seal; or (z) to an attorney representing you in a claim for retaliation for reporting suspected violations of law. Further, nothing in this Agreement shall be construed to (i) prohibit you from lawfully making reports to or communicating with any government agency or law enforcement entity regarding possible violations of federal law or regulation in accordance with the provisions and rules promulgated under Section 21F of the Securities and Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other express whistleblower protection provisions of state or federal law or regulation; (ii) require notification or prior approval by the Company of any reporting described in clause (i) hereof; or (iii) limit your right to receive an award for any reporting, providing any information, or filing described in clause (i) hereof. 7. You agree that you will not encourage or cooperate or otherwise participate or confer with any current or former employee of the Company or any other member of the Group, individually or collectively, or any potential plaintiff, to commence any legal action or make any claim against the Company or any other member of the Group with respect to such person’s employment with the Company or its affiliates; provided, however, that nothing in this Agreement shall prohibit you from cooperating with the EEOC or any other government agency. You will cooperate with the Company and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which you were involved or of which you have knowledge as a result of your employment with the Company. 8. You agree that you will not disclose the financial terms of this Agreement, except to your spouse or domestic partner, tax advisors, financial advisors, attorneys, or as otherwise

5 required by law, court order, subpoena, or legal process, provided that any such disclosure is made subject to appropriate confidentiality obligations where legally permissible. Nothing in this Agreement prohibits, restricts, or otherwise limits you from: (i) making truthful statements or disclosures regarding alleged discriminatory or unfair employment practices; (ii) reporting possible violations of law or regulation to, communicating with, filing a charge or complaint with, or participating in any investigation or proceeding before any federal, state, or local governmental agency, law enforcement entity, or self-regulatory organization, including the EEOC, the Colorado Civil Rights Division, the SEC, the NLRB, or any other agency; (iii) cooperating with any governmental investigation or legal proceeding; (iv) testifying truthfully or responding to a subpoena, court order, or other valid legal process; (v) engaging in protected concerted activity under the National Labor Relations Act; or (vi) disclosing information to an attorney retained by you (collectively, the “Protected Disclosures”). You are not required to notify the Company or obtain the Company’s authorization before engaging in any conduct protected by this paragraph. 9. You agree that you shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on the Company or any other member of the Group; provided, however, that this section shall not limit Protected Disclosures. The Company agrees that it will not make any statement that disparages or reflects negatively on you and that, in response to any employment reference or verification request concerning you, it will provide only neutral information consisting of your dates of employment, positions held, and, if requested, final compensation, and will not provide any negative or disparaging commentary regarding your employment, performance, separation, or eligibility for rehire. The Company further agrees to use reasonable efforts to direct any such reference or verification requests to its Human Resources department or other designated representative and to instruct members of senior management not to make statements about you with the intent to cause material harm to your professional or business reputation. 10. The Company shall be entitled to have the provisions of paragraphs 5, 6, 7, 8 and 9 specifically enforced through injunctive relief, without having to prove the adequacy of the available remedies at law, and without being required to post bond or security, it being acknowledged and agreed that such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Moreover, you understand and agree that if you breach any provisions of this Agreement, including but not limited to commencing, joining in or in any other manner attempting to assert any claim released herein, in addition to any other legal or equitable remedy the Company may have, the Company shall have no further obligation to you under paragraph 2 hereof, may recover any payments made to you under paragraph 2 hereof (except for $100), and shall be reimbursed by you for all its reasonable attorneys’ fees and costs incurred by it arising out of any such breach. The remedies set forth in this section shall not apply to any challenge to the validity of the waiver and release of your rights under the ADEA. In the event you challenge the validity of the waiver and release of your rights under the ADEA, then the Company’s right to attorneys’ fees and costs shall be governed by the provisions of the ADEA, so that the Company may recover such fees and costs if the lawsuit is brought by you in bad faith. Any such action permitted to the Company by this paragraph, however, shall not affect or impair any of your obligations under this Agreement, including without limitation, the release of claims in paragraph 3 hereof. You further agree that nothing herein shall preclude the Company from recovering attorneys’ fees, costs or any other remedies specifically authorized under applicable law. Notwithstanding anything to the contrary in this

6 Agreement, no remedy, forfeiture, clawback, injunctive relief, fee-shifting provision, or other penalty shall apply to any disclosure, statement, communication, cooperation, testimony, filing, charge, complaint, participation, or other conduct protected by federal, state, or local law, including the rights preserved in paragraphs 6, 8, and 9. 11. You acknowledge that you have read this Agreement in its entirety, fully understand its terms, and are signing it voluntarily and of your own free will with full knowledge of its significance. You acknowledge and warrant that you have had the opportunity to consider for twenty-one (21) days the terms and provisions of this Agreement and that you have been advised by the Company to consult with an attorney prior to executing this Agreement. You may execute this Agreement prior to the conclusion of the twenty-one (21) day period, and if you elect to do so, you acknowledge that you have done so voluntarily. You have the right to revoke this Agreement for seven (7) days after you sign it (the “Revocation Period”). Your notice of revocation must be in writing via email, return receipt requested, delivered to the attention of Simon Kelner at skelner@ovidrx.com, on or before the end of the 7-day period. This Agreement shall not become effective until the eighth (8th) day following the Company’s receipt of your executed Agreement (the “Effective Date”). If you revoke this Agreement during the Revocation Period or do not timely sign it as set forth above, it will become null and void. 12. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law. 13. Nothing herein shall be deemed to constitute an admission of wrongdoing by the Company or any other member of the Group. Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement. 14. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Pdf or electronic copies of such signed counterparts may be used in lieu of the originals of this Agreement for any purpose. 15. The terms of this Agreement and all rights and obligations of the parties thereto, including its enforcement, shall be interpreted and governed by the laws of the State of Colorado. 16. The terms contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations or agreements relating thereto whether written or oral, with the exception of (i) the Employment Agreement, which is incorporated herein by reference and shall continue to govern any matters not expressly addressed in this Agreement, (ii) agreements governing access to and protection of confidential information, company property, inventions and assignment obligations and non-solicitation that you executed during your employment, and (iii) any restrictive covenant agreement(s) that you executed during your employment, which agreements are also hereby

7 incorporated by reference in this Agreement, shall survive the termination of your employment and the execution of this Agreement, and you affirm your continuing obligations to abide by such provisions. Notwithstanding the foregoing, the Parties agree to amend Section 4.3 of the Employment Agreement such that the phrase “to treat rare or orphan neurological conditions or diseases, and/or otherwise competes with products and/or services then under research or development by or offered or sold by the Company in the same therapeutic category” shall be replaced with “that (i) are GABA-aminotransferase (GABA-AT) inhibitors; (ii) directly target or activate the potassium-chloride cotransporter 2 (KCC2) transporter; (iii) are intended to treat treatment-resistant focal onset seizures (FOS), developmental and epileptic encephalopathies (DEEs), psychosis associated with Parkinson’s disease, psychosis associated with Lewy body dementia, or schizophrenia; or (iv) planned indications of Alzheimer’s psychosis, hallucinations and agitation, in each case as described in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or publicly distributed investor presentation as of the Separation Date.” You represent that in executing this Agreement, you have not relied upon any representation or statement not set forth herein. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by both parties. [signature page follows]

8 AGREED TO AND ACCEPTED BY: Ovid Therapeutics Inc. /s/ Jeffrey Rona By: /s/ Meg Alexander Jeffrey Rona Meg Alexander Chief Business and Financial Officer President and Chief Executive Officer Date: July 5, 2026 Date: July 5, 2026